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                                                            EXHIBIT 5.1 and 23.2

[CTE Logo]

                         OPINION OF REGISTRANT'S COUNSEL

March 26, 2002



Commonwealth Telephone Enterprises, Inc.
100 CTE Drive
Dallas, PA 18612

Ladies & Gentlemen:

     Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Abbreviated Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 873,000 shares of its common stock, par value $1.00 per share (the "Securities"). The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement of Form S-3 (File No. 333-82366) of the Company that was declared effective earlier today (the "Initial Registration Statement").

     I have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, I am of the opinion that, when the price at which the Securities to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Initial Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Abbreviated Registration Statement referred to above, and further consent to the reference to my name under the caption "Legal Matters" in the Prospectus which is a part of the Initial Registration Statement, without admitting that I am an expert within the meaning of the Securities Act.

                                        Very truly yours,

                                        /s/ KENNETH E. LEE
                                        ----------------------------------------
                                        Kenneth E. Lee
                                        Vice President, General Counsel
                                        & Secretary